EXHIBIT 99.2

LA-Z-BOY INCORPORATED
CONSOLIDATED STATEMENT OF OPERATIONS

	First Quarter Ended
(Unaudited, amounts in thousands, except per share data)	7/30/11	7/24/10
Sales	$280,094	$263,313
Cost of sales
Cost of goods sold	199,134	190,500
Restructuring	32	(21)
Total cost of sales	199,166	190,479
Gross profit	80,928	72,834
Selling, general and administrative	77,371	74,320
Restructuring	84	165
Operating income (loss)	3,473	(1,651)
Interest expense	424	590
Interest income	183	243
Income from Continued Dumping and Subsidy Offset Act, net	322	0
Other income (expense), net	373	351
Earnings (loss) before income taxes	3,927	(1,647)
Income tax expense (benefit)	(41,929)	(705)
Net income (loss)	45,856	(942)
Net (income) loss attributable to noncontrolling interests	(320)	726
Net income (loss) attributable to La-Z-Boy Incorporated	$45,536	$(216)

Basic average shares	51,942	51,785
Basic net income attributable to La-Z-Boy Incorporated per share	$0.86	$0.00

Diluted average shares	52,443	51,785
Diluted net income attributable to La-Z-Boy Incorporated per share	$0.85	$0.00

LA-Z-BOY INCORPORATED
CONSOLIDATED BALANCE SHEET

(Unaudited, amounts in thousands)	7/30/11	4/30/11
Current assets
Cash and equivalents	$110,426	$115,262
Receivables, net of allowance of $24,179 at 7/30/11 and $23,937 at 4/30/11	147,857	161,299
Inventories, net	149,132	138,444
Deferred income tax assets - current	20,106	0
Other current assets	18,812	17,218
Total current assets	446,333	432,223
Property, plant and equipment, net	119,044	120,603
Trade names	3,100	3,100
Deferred income tax assets – long-term	26,273	2,883
Other long-term assets	33,272	34,646
Total assets	$628,022	$593,455

Current liabilities
Current portion of long-term debt	$917	$5,120
Accounts payable	45,907	49,537
Accrued expenses and other current liabilities	75,404	77,447
Total current liabilities	122,228	132,104
Long-term debt	30,029	29,937
Other long-term liabilities	64,833	67,274
Contingencies and commitments	0	0
Shareholders’ Equity
Common shares, $1 par value – 150,000 authorized; 52,025 outstanding July 30, 2011 and 51,909 outstanding April 30, 2011	52,025	51,909
Capital in excess of par value	199,547	201,589
Retained earnings	175,206	126,622
Accumulated other comprehensive loss	(19,019)	(18,804)
Total La-Z-Boy Incorporated shareholders' equity	407,759	361,316
Noncontrolling interests	3,173	2,824
Total equity	410,932	364,140
Total liabilities and equity	$628,022	$593,455

LA-Z-BOY INCORPORATED
CONSOLIDATED STATEMENT OF CASH FLOWS

	Quarter Ended
(Unaudited, amounts in thousands)	7/30/11	7/24/10
Cash flows from operating activities
Net income (loss)	$45,856	$(942)
Adjustments to reconcile net income (loss) to cash provided by (used for) operating activities
(Gain) loss on sale of assets	(69)	27
Deferred income tax expense/(benefit)	(43,355)	37
Restructuring	116	144
Provision for doubtful accounts	1,038	914
Depreciation and amortization	5,907	5,806
Stock-based compensation expense	1,559	1,027
Pension plan contributions	(930)	0
Change in receivables	13,408	16,949
Change in inventories	(10,358)	(9,007)
Change in other assets	(2,203)	(295)
Change in payables	(3,630)	(10,667)
Change in other liabilities	(4,317)	(16,044)
Net cash provided by (used for) operating activities	3,022	(12,051)

Cash flows from investing activities
Proceeds from disposals of assets	88	22
Capital expenditures	(3,288)	(2,436)
Purchases of investments	(3,502)	(4,333)
Proceeds from sales of investments	3,379	4,353
Cash effects on deconsolidation of VIE	0	(632)
Other	0	(13)
Net cash used for investing activities	(3,323)	(3,039)

Cash flows from financing activities
Proceeds from debt	0	10,238
Payments on debt	(4,590)	(10,566)
Stock issued from stock and employee benefit plans	50	24
Net cash used for financing activities	(4,540)	(304)

Effect of exchange rate changes on cash and equivalents	5	(32)
Change in cash and equivalents	(4,836)	(15,426)
Cash and equivalents at beginning of period	115,262	108,427
Cash and equivalents at end of period	$110,426	$93,001

LA-Z-BOY INCORPORATED
SEGMENT INFORMATION

	Quarter Ended
(Unaudited, amounts in thousands)	7/30/11	7/24/10
Sales
Upholstery Group	$217,462	$201,934
Casegoods Group	34,131	36,850
Retail Group	48,814	35,307
VIEs, net of intercompany sales eliminations	3,341	7,542
Corporate and Other	594	376
Eliminations	(24,248)	(18,696)
Consolidated Sales	$280,094	$263,313

Operating Income (Loss)
Upholstery Group	$11,125	$10,057
Casegoods Group	557	1,575
Retail Group	(3,378)	(4,924)
VIEs	567	(1,608)
Corporate and Other	(5,282)	(6,607)
Restructuring	(116)	(144)
Consolidated Operating Income	$3,473	$(1,651)